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                                                                    Exhibit (k)

                               December 8, 2006

MetLife Investors USA Variable Life Account A
MetLife Investors USA Insurance Company
5 Park Plaza, Suite 1900
Irvine, California 92614

Gentlemen and Ladies:

   In my capacity as General Counsel of MetLife Investors USA Insurance Company (the "Company"), I am rendering the following opinion in connection with the filing with the Securities and Exchange Commission of a registration statement on Form N-6 (File No. 333-131665) under the Securities Act of 1933 and the Investment Company Act of 1940. This Amendment to the Registration Statement is being filed with respect to individual variable additional insurance options issued by MetLife Investors USA Variable Life Account A (the "Account").

    1. The Account is a separate investment account of the Company and validly existing pursuant to the laws of the State of Delaware.

    2. The Advantage Equity Options, when issued in accordance with the prospectus contained in the amendment to the Registration Statement and in compliance with applicable local law, are and will be legal and binding obligations of the Company in accordance with their terms; and

    3. Assets attributable to reserves and other contract liabilities and held in the Account will not be chargeable with liabilities arising out of any other business the Company may conduct.

   In forming this opinion, I have made such examination of law and examined such records and other documents as in my judgment are necessary and appropriate.

   I consent to the filing of this opinion letter as an exhibit to the Registration Statement.

                                                  Very truly yours,

                                                  /s/ Richard C. Pearson
                                                  -----------------------------
                                                  Richard C. Pearson
                                                  Executive Vice President,
                                                  General Counsel and Secretary